Exhibit 99.1

News Release For more information, please contact: MEDIA: Mike Cummins 312-549-5257 Michael.Cummins@conagra.com INVESTORS: Brian Kearney 312-549-5002 ir@conagra.com
Pinnacle Foods MEDIA: Janice Monahan 973-541-8620 mediainquiries@pinnaclefoods.com INVESTORS: Jennifer Halchak 973-541-8629 Jennifer.Halchak@pinnaclefoods.com

FOR IMMEDIATE RELEASE

PINNACLE FOODS SHAREHOLDERS VOTE TO APPROVE ACQUISITION BY
CONAGRA BRANDS

Conagra Brands, Inc. (NYSE: CAG) and Pinnacle Foods Inc. (NYSE: PF) today announced that at the special meeting of Pinnacle Foods shareholders held on Oct. 23, 2018, the Pinnacle Foods shareholders voted to approve the acquisition of Pinnacle Foods by Conagra Brands (the “Acquisition”) pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of June 26, 2018 (the “Acquisition Agreement”).

The parties now expect the Acquisition to close on October 26, 2018, subject to the satisfaction of all conditions in the Acquisition Agreement.

About Conagra Brands
Conagra Brands, Inc. (NYSE: CAG), headquartered in Chicago, is one of North America’s leading branded food companies. Guided by an entrepreneurial spirit, Conagra Brands combines a rich heritage of making great food with a sharpened focus on innovation. The company’s portfolio is evolving to satisfy people’s changing food preferences. Conagra’s iconic brands, such as Marie Callender’s®, Reddi-wip®, Hunt’s®, Healthy Choice®, Slim Jim® and Orville Redenbacher’s®, as well as emerging brands, including Alexia®, Blake’s®, Frontera®, Duke’s® and Angie’s® BOOMCHICKAPOP®, offer choices for every occasion. For more information, visit www.conagrabrands.com.

About Pinnacle Foods
Pinnacle Foods Inc. (NYSE:PF) is a leading manufacturer, marketer and distributor of high-quality branded food products with a mission of unleashing brand potential. With annual sales in excess of $3 billion, our portfolio includes well-known brands competing in frozen, refrigerated and shelf-stable formats, such as Birds Eye, Birds Eye Voila!, Duncan Hines, Earth Balance, EVOL, Gardein, Glutino, Hungry-Man, Log Cabin, Udi’s, Vlasic, and Wish-Bone, along with many others. The company is headquartered in Parsippany, NJ and has nearly 5,500 employees across the U.S. and Canada. For more information, please visit www.pinnaclefoods.com.

CONAGRA BRAND

Note on Forward-looking Statements
This document contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Readers of this document should understand that these statements are not guarantees of performance or results. Many factors could affect actual results and cause them to vary materially from the expectations contained in the forward-looking statements, including those set forth in this document. These risks and uncertainties include, among other things: the possibility that the closing conditions to the proposed transaction may not be satisfied or waived; delay in closing the proposed transaction or the possibility of non-consummation of the proposed transaction; the risk that the cost savings and any other synergies from the proposed transaction may not be fully realized or may take longer to realize than expected, including that the proposed transaction may not be accretive within the expected timeframe or to the extent anticipated; the occurrence of any event that could give rise to termination of the merger agreement; the risk that shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; risks related to the disruption of the proposed transaction to Conagra Brands, Pinnacle Foods and their management; the effect of the announcement of the proposed transaction on Conagra Brands’ and Pinnacle Foods’ ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; Conagra Brands’ and Pinnacle Foods’ ability to achieve the intended benefits of recent and pending acquisitions and divestitures, including the recent spin-off of Conagra Brand’s Lamb Weston business; the continued evaluation of the role of Conagra Brand’s Wesson oil business; general economic and industry conditions; Conagra Brands’ and Pinnacle Foods’ ability to successfully execute long-term value creation strategy; Conagra Brands’ and Pinnacle Foods’ ability to access capital on acceptable terms or at all; Conagra Brands’ and Pinnacle Foods’ ability to execute operating and restructuring plans and achieve targeted operating efficiencies from cost-saving initiatives and to benefit from trade optimization programs; the effectiveness of Conagra Brands’ and Pinnacle Foods’ hedging activities and ability to respond to volatility in commodities; the competitive environment and related market conditions; Conagra Brands’ and Pinnacle Foods’ ability to respond to changing consumer preferences and the success of innovation and marketing investments; the ultimate impact of any product recalls and litigation, including litigation related to the lead paint and pigment matters; actions of governments and regulatory factors affecting Conagra Brands’ and Pinnacle Foods’ businesses, including the ultimate impact of recently enacted U.S. tax legislation and related regulations or interpretations; the availability and prices of raw materials, including any negative effects caused by inflation or weather conditions; risks and uncertainties associated with intangible assets, including any future goodwill or intangible assets impairment charges; the costs, disruption, and diversion of management’s attention associated with campaigns commenced by activist investors; and other risks described in Conagra Brands’ and Pinnacle Foods’ reports filed from time to time with the Securities and Exchange Commission. Conagra Brands and Pinnacle Foods caution readers not to place undue reliance on any forward-looking statements included in this document, which speak only as of the date of this document. Conagra Brands and Pinnacle Foods undertake no responsibility to update these statements, except as required by law.